Calculation of Filing Fee Tables
S-3
AMAZON COM INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Floating Rate Notes due 2028	457(o)	2,031,050,000		$ 2,031,050,000.00	0.0001381	$ 280,488.01
Fees to be Paid	2	Debt	2.800% Notes due 2028	457(o)	1,450,750,000		$ 1,450,169,700.00	0.0001381	$ 200,268.44
Fees to be Paid	3	Debt	3.100% Notes due 2030	457(o)	2,321,200,000		$ 2,319,482,312.00	0.0001381	$ 320,320.51
Fees to be Paid	4	Debt	3.350% Notes due 2032	457(o)	2,611,350,000		$ 2,607,302,407.50	0.0001381	$ 360,068.46
Fees to be Paid	5	Debt	3.700% Notes due 2035	457(o)	2,901,500,000		$ 2,894,942,610.00	0.0001381	$ 399,791.57
Fees to be Paid	6	Debt	4.050% Notes due 2039	457(o)	2,611,350,000		$ 2,602,001,367.00	0.0001381	$ 359,336.39
Fees to be Paid	7	Debt	4.450% Notes due 2045	457(o)	1,450,750,000		$ 1,442,350,157.50	0.0001381	$ 199,188.56
Fees to be Paid	8	Debt	4.850% Notes due 2064	457(o)	1,450,750,000		$ 1,449,748,982.50	0.0001381	$ 200,210.33
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 16,797,047,536.50		$ 2,319,672.27
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,319,672.27
Offering Note
[1]	EUR1,750,000,000 aggregate principal amount of Floating Rate Notes due 2028, EUR1,250,000,000 aggregate principal amount of 2.800% Notes due 2028, EUR2,000,000,000 aggregate principal amount of 3.100% Notes due 2030, EUR2,250,000,000 aggregate principal amount of 3.350% Notes due 2032, EUR2,500,000,000 aggregate principal amount of 3.700% Notes due 2035, EUR2,250,000,000 aggregate principal amount of 4.050% Notes due 2039, EUR1,250,000,000 aggregate principal amount of 4.450% Notes due 2045, and EUR1,250,000,000 aggregate principal amount of 4.850% Notes due 2064 will be issued in this offering. The amount registered, the maximum aggregate offering price, and the amount of registration fee are based on the latest euro/U.S. dollar exchange rate of EUR1.00/$1.1606 announced by the U.S. Federal Reserve Board on March 6, 2026.

[2]	See Note 1.

[3]	See Note 1.

[4]	See Note 1.

[5]	See Note 1.

[6]	See Note 1.

[7]	See Note 1.

[8]	See Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $16,797,047,536.50. The prospectus is a final prospectus for the related offering.